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                                                              September 20, 2000

Concord Camera Corp.
4000 Hollywood Blvd., Suite 650N
Hollywood, Florida 33021

Ladies and Gentlemen:

     We have acted as counsel to Concord Camera Corp., a New Jersey corporation (the "Company"), in connection with its Registration Statement on Form S-3 (File No. 333-42552), filed pursuant to the Securities Act of 1933, as amended, related to the proposed underwritten public offering (the "Offering") of up to 4,485,000 shares of its Common Stock, no par value per share (the "Shares"), to be offered to the public (including Shares that may be so offered pursuant to an over-allotment option granted to the underwriters).

     In that connection, we have reviewed the Certificate of Incorporation of the Company, as amended through May 9, 2000, filed as Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended July 1, 2000 (the "Form 10-K"), the Bylaws of the Company, as amended through April 24, 2000, filed as Exhibit
3.2 to the Form 10-K, resolutions of the Company's Board of Directors and such other documents and records as we have deemed appropriate.

     On the basis of such review, and having regard to legal considerations that we deem relevant, it is our opinion that the Shares to be offered by the Company pursuant to the Offering, when issued and delivered upon payment therefor in accordance with the terms set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

     We are opining only as to matters involving the corporate laws of the State of New Jersey and the federal laws of the United States.

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement and the incorporation by reference of this opinion in any Rule 462(b) registration statement filed in connection with the Offering.



                                           Very truly yours,


                                           /s/ Kronish Lieb Weiner & Hellman LLP
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